UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: October 20, 2006

(Date of Earliest Event Reported)

KYPHON INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	Commission File:	77-0366069
(State or Other Jurisdiction of Incorporation or Organization)	000-49804	(I.R.S. Employer Identification No.)

1221 Crossman Avenue

Sunnyvale, California 94089

(Address of Principal Executive Offices)

(408) 548-6500

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	Entry Into a Material Definitive Agreement.

On October 20, 2006, Kyphon Inc. (the “Company”), together with certain of its subsidiaries, entered into a Credit Agreement (the “Credit Agreement”) with Bank of America, N.A., as administrative agent, swing line lender and letter of credit issuer, LaSalle Bank National Association as syndication agent, Wells Fargo Bank as documentation agent, and certain other banks (collectively, the “Lenders”).

The Credit Agreement provides for a five-year $300 million senior secured revolving credit facility (the “Facility”), which includes a $50 million sublimit for the issuance of standby letters of credit, a $25 million sublimit for swingline loans and a $100 million sublimit for multicurrency borrowings. The Company may request an increase of up to $100 million in additional commitments under the Facility. The Company may also terminate or permanently reduce the commitments available under the Facility at any time.

The Facility may be used by the Company for general corporate purposes including acquisitions, capital expenditures, working capital and other purposes.

In addition to certain initial fees payable to Lenders, the Company is obligated to pay a commitment fee based on the total revolving commitment. At the option of the Company, loans under the Facility (other than swingline loans) will bear interest at either a variable rate based on LIBOR plus an applicable margin that varies depending on the Company’s leverage ratio, or an alternative variable rate. The alternative variable rate is the greater of the Federal Funds Rate plus ½ of 1 percent and Bank of America’s prime rate. Swingline loans will bear interest at the alternative variable rate. As of October 20, 2006 there were no borrowings outstanding under the Facility.

The Credit Agreement contains standard affirmative and negative covenants regarding the Company and its subsidiaries, including covenants that specify minimum or maximum financial ratios that may limit the Company’s ability to incur debt. Upon the occurrence of an event of default under the Credit Agreement, the Lenders could elect to declare all amounts outstanding under the Facility to be immediately due and payable. Events of default under the Credit Agreement include payment defaults, breaches of covenants and bankruptcy events.

The foregoing description is qualified in its entirety by reference to the Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

ITEM 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Credit Agreement, dated October 20, 2006, among Kyphon Inc. and certain subsidiaries as borrowers, Bank of America, N.A., as administrative agent, swing line lender and letter of credit issuer, and the other lenders and agents party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 24, 2006

KYPHON INC.

By:	/s/ Maureen L. Lamb
Maureen L. Lamb
Vice President and Chief Financial Officer